UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

NANO MOBILE HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55155	98-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Boston Place Suite 2600

Boston, MA 02108

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 336-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001	VNTH	OTCMKTS

Item 8.01 Other Events

On June 20, 2019 International Spirits and Wellness Holdings, Inc. (OTCBB ISBG) previously known as International Spirits & Beverage Group Inc issued a false tweet on their twitter account @DrinkISBG. This false tweet stated that they were acquiring Nano Mobile Healthcare. They removed the tweet a few hours later prior to the market close on June 20. We have never had any communications with ISBG about anything and do not know why they published the tweet. Any claim they made relating to the company is completely false and should not be relied upon.

On June 21, 2019 a false press release was issued at 10:05 AM EDT by a UK company named M2 PressWIRE. That unauthorized and false press release was copyrighted and distributed by M2 Communications. The press release was then picked up by a French company named www.marketscreener.com. We immediately contacted market screener by email to have it removed but we received no response from them. We then contacted M2 Communications and advised them that no such press release was authorized by us and they should remove it immediately. We also called and emailed M2 PressWIRE to demand that they acknowledge that this press release was not authorized by the company.

We do not know why M2 PressWIRE made this press release as the company has never communicated with them. The public should know that the press release contains false statements about Nano Mobile Healthcare and should not be relied upon.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO MOBILE HEALTHCARE, INC.

Date: June 24, 2019	By: /s/ Joseph C. Peters
	Name:	Joseph C. Peters
	Title:	Chief Executive Officer

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